UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

January 8, 2010
Date of report (Date of earliest event reported)

TOA DISTRIBUTION SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-153863	26-2746101
(Commission File Number)	(IRS Employer Identification No.)

1791 Marcy Lynn Court, San Jose CA	95124
(Address of Principal Executive Offices)	(Zip Code)

408 – 239 4080
(Registrant's Telephone Number, Including Area Code)

SKYHIGH RESOURCES INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02	– NON RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OF COMPLETED INTERIM REVIEW.

On November 25, 2009, the Board of Directors of TOA Distribution Systems Inc, a Delaware corporation (the “Company”), was advised by Seale & Beers, PC, its independent public accountants, that the Company had filed its 10-Q for the period ending September 30, 2009, without having received from the Seale & Beers its review letter stating, as required by Regulation S-K that the financial statements had been reviewed by Seale & Beers. On the advice of its independent public accountants, this error and any remaining items on the financial statements, which had not been reviewed, are currently being corrected by the Company.

As a result, the Board of Directors of the Company concluded that its previously issued financial statements for the nine-month period ended September 30, 2009, included in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2009, should no longer be relied upon. Therefore upon completion of the review by Seale & Beers the Company will file an amended 10-Q.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2010

By: /s/ Trevor Blank
Name: Trevor Blank
Title: President, Secretary, Treasurer and Chief Financial Officer